UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2014

VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-34918	27-2935063
(Commission File Number)	(IRS Employer Identification No.)

2208 Production Road, Fort Wayne, Indiana	46808
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

On January 30, 2014, Vera Bradley, Inc. (the “Company”) announced the appointment of Kevin Sierks as the Company’s Executive Vice President, Chief Financial Officer, effective as of January 30, 2014. Mr. Sierks has nearly 20 years of accounting experience in both public accounting and with publicly-held companies. He joined Vera Bradley in 2011 as Vice President, Controller and Chief Accounting Officer and was appointed interim Chief Financial Officer in January 2013. In the ten years prior to joining the Company, Mr. Sierks worked in the medical device industry in finance and accounting positions of increasing responsibility, including Vice President and Corporate Controller of Biomet and Director of Accounting and U.S. Shared Services at Boston Scientific Corporation. He is a Certified Public Accountant and served a variety of public companies in a seven-year tenure at Deloitte.

In connection with his appointment, Mr. Sierks annual base salary will be $325,000. Mr. Sierks will have a target annual fiscal bonus of 50% of his base salary. Mr. Sierks also will be eligible to participate in the Company’s 2010 Equity and Incentive Plan (the “Equity Plan”), with his target annual equity grant value at 60% of his base salary. In addition, Mr. Sierks received a one-time cash bonus of $100,000, payable January 30, 2014.

Item 8.01. Other Events.

On January 30, 2014, Vera Bradley, Inc. (the “Company”) announced several new officer appointments. The press release is furnished as exhibit 99.1 to this report.

C. Roddy Mann has been named Executive Vice President, Strategy and Operations. Mr. Mann joined the Company in 2006 as Vice President, Strategic Initiatives; was named Vice President of Strategy, Sales, and Marketing in 2007; and was promoted to Executive Vice President, Strategy and Business Development in 2010. Prior to joining the Company, he was a consultant with LakeWest Group and served a number of companies, including Vera Bradley, in the areas of marketing, information technology, operations management, and strategy. With his new role at the Company, Mr. Mann will oversee information technology and operations, along with Company’s strategic initiatives.

Pamela Sours has been promoted to Senior Vice President, Operations. Ms. Sours joined Vera Bradley in 2005 as Vice President, Manufacturing and Global Quality. She has over 20 years of operations and supply chain management experience in a variety of industries.

Anastacia S. Knapper has been promoted to Senior Vice President, General Counsel and Corporate Secretary. Ms. Knapper joined the Company in 2011 as Vice President, General Counsel and Corporate Secretary. Prior to Vera Bradley, she served as Vice President, General Counsel and Corporate Secretary of both CTS Corporation and Haynes International, Inc. and was a Senior Associate with Ice Miller LLP prior to that.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 3, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: February 4, 2014	By:	/s/ Anastacia S. Knapper
Anastacia S. Knapper
Vice President-General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated February 3, 2014